Exhibit 99.1

Iconix Brand Group Acquires 100% Ownership of Iconix Canada

NEW YORK, New York—July 20, 2017 – Iconix Brand Group, Inc. (Nasdaq: ICON) (“Iconix” or the “Company”), today announced that it has bought back the remaining 50% interest in Iconix Canada from its joint venture partner for $19 million, subject to a net asset value adjustment. Under the terms of the agreement, Iconix paid $12 million upon closing, with the remaining $7 million to be paid over the next two years. Separately, Iconix will retain its 51% interest in the Buffalo brand.

John Haugh, Chief Executive Officer of Iconix, commented, “International expansion is a key part of our growth strategy, and Canada represents an opportunity to advance our objectives. Today Iconix is underpenetrated in Canada and we believe with the strength of our brands we have room for growth. Iconix has a record of growth in territories where we have previously acquired full interest including Latin America and China, and we expect to continue this success through our full ownership of Iconix Canada.”

Haugh further stated, “We have also made the strategic decision to retain our 51% interest in the Buffalo brand, which we had previously contemplated selling. Buffalo has been a strong performing brand in both Canada and the U.S. We believe retaining our majority interest in the Buffalo brand and gaining 100% control of Iconix Canada solidly positions us for organic growth in Canada.”

Iconix Canada was formed in 2013, and has licenses for brands including London Fog, Ecko Unltd., Charisma, Danskin, Rampage, Rocawear, Zoo York, Umbro, Fieldcrest, Royal Velvet, Ed Hardy, and Waverly.

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a portfolio of consumer brands including: CANDIE’S (R), BONGO (R), JOE BOXER (R), RAMPAGE (R), MUDD (R), MOSSIMO (R), LONDON FOG (R), OCEAN PACIFIC (R), DANSKIN (R), ROCAWEAR (R), CANNON (R), ROYAL VELVET (R), FIELDCREST (R), CHARISMA (R), STARTER (R), WAVERLY (R), ZOO YORK (R), UMBRO (R), LEE COOPER (R), ECKO UNLTD. (R), MARC ECKO (R), and ARTFUL DODGER. In addition, Iconix owns interests in the MATERIAL GIRL (R), ED HARDY (R), TRUTH OR DARE (R), MODERN AMUSEMENT (R), BUFFALO (R), NICK GRAHAM (R) and PONY (R) brands. The Company licenses its brands to a network of leading retailers and manufacturers that touch every major segment of retail distribution in both the U.S. and worldwide. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,”

“could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. These statements are based on the Company’s beliefs and assumptions, which in turn are based on information available as of the date of this press release. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability of the Company’s licensees to maintain their license agreements or to produce and market products bearing the Company’s brand names, the Company’s ability to retain and negotiate favorable licenses, the Company’s ability to meet its outstanding debt obligations and the events and risks referenced in the sections titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q and in other documents filed or furnished with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and, except as required by applicable law, the Company undertakes no obligation to update or revise publicly any forward-looking statements.

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Contact Information:

Jaime Sheinheit

Iconix Brand Group

jsheinheit@iconixbrand.com

212.730.0030